                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           VIVID TECHNOLOGIES, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


                           VIVID TECHNOLOGIES, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                            VIVID TECHNOLOGIES, INC.
                             ---------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 24, 1999


TO THE STOCKHOLDERS OF VIVID TECHNOLOGIES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Vivid Technologies, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, February 24, 1999 at 9:00 a.m., local time, at the offices of the Company, 10E Commerce Way, Woburn, Massachusetts 01801 for the following purposes:

           1. To elect two Class II directors, each to hold office until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

           2. To consider and vote upon the adoption of the Vivid Technologies, Inc., 1999 Equity Incentive Plan, a copy of which is annexed to this proxy statement.

           3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on January 4, 1999 are entitled to notice of and to vote at the meeting and any continuation or adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.


                                        By order of the Board of Directors

                                        Lawrence M. Levy, Secretary

Woburn, Massachusetts
January 20, 1999




--------------------------------------------------------------------------------

                                   IMPORTANT
                                   ---------

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                         THANK YOU FOR ACTING PROMPTLY.

--------------------------------------------------------------------------------

                           VIVID TECHNOLOGIES, INC.
                               -----------------

                                PROXY STATEMENT

                      1999 ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 24, 1999

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of Vivid Technologies, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, February 24, 1999, at 9:00 a.m., local time (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of the Company, 10E Commerce Way, Woburn, Massachusetts 01801. This proxy statement, the accompanying proxy card and the annual report to stockholders are first being mailed to stockholders on or about January 20, 1999.

Record Date and Stock Ownership

     Only stockholders of record at the close of business on January 4, 1999 are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on January 4, 1999, there were outstanding and entitled to vote 9,908,116 shares of common stock of the Company, par value $.01 per share ("Common Stock"). Each stockholder is entitled to one vote for each share of Common Stock.

Revocability of Proxies

     Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 10E Commerce Way, Woburn, Massachusetts 01801, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.

Voting and Solicitation

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for the election of directors. A majority of the shares of Common Stock outstanding is required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. Proposal No. 2 requires the affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to be voted, provided a quorum is present. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to grant authority to vote on one or more of the proposals will count toward the quorum but will have no effect on the outcome of the proposal not voted. Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of a vote against Proposal No. 2.

     All costs of this solicitation of proxies will be borne by the Company. The Company has retained American Stock Transfer & Trust Company to aid in the solicitation of proxies from stockholders, banks and other institutional nominees. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitations by directors, officers, or employees of the Company. No additional compensation will be paid for any such services.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company which comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than September 22, 1999, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholder proposals submitted outside the processes of Exchange Act Rule 14a-8 will be considered untimely if received after December 6, 1999. The proxy solicited by the Board of Directors with respect to that meeting may confer discretionary authority to vote on matters submitted in untimely proposals.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     At the Meeting, two Class II directors are to be elected to serve for a term of three years, until the 2002 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Ambassador L. Paul Bremer and Mr. Gerald Segel have been nominated by the Board of Directors for election as directors. Both of these nominees are currently serving as directors of the Company.

     In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as director. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person.

     Set forth below is certain biographical information with respect to the nominees, including the year in which the nominees term would expire, if elected, and with respect to each of the Class I and Class III directors whose terms will continue after the Meeting. The nominees for Class II director are indicated by an asterisk.

                                                                                Year Term Expires
                                                                    Director       If Elected,
      Name             Age            Position                       Since          and Class
      ----             ---            --------                      --------    -----------------
S. David Ellenbogen     60      Chairman of the Board and
                                Chief Executive Officer               1989         2001-Class I
Jay A. Stein            56      Senior Vice President, Technical
                                Director and Director                 1989         2001-Class I
*L. Paul Bremer III     57      Director                              1996         2002-Class II
*Gerald Segel           76      Director                              1996         2002-Class II
Frank Kenny             54      Director                              1989         2003-Class III
Glenn P. Muir           39      Director                              1996         2003-Class III

     Mr. Ellenbogen, a co-founder of the Company, has served as its Chief Executive Officer and a director since its organization in June 1989 and served as its President from June 1989 until February 1997. Mr. Ellenbogen is also a co-founder of Hologic, Inc. ("Hologic"), a developer, manufacturer and seller of X-ray and other bone densitometers, served as its President from October 1985 until May 1994, and is currently its Chairman of the Board and Chief Executive Officer. Prior to founding Hologic, Mr. Ellenbogen served as President, Treasurer and a director of Diagnostic Technology, Inc. ("DTI"), which he co-founded in 1981. DTI, which developed an X-ray product for digital angiography, was acquired in 1982 by Advanced Technology Laboratories, Inc. ("ATL"), a wholly-owned subsidiary of Squibb Corporation. Mr. Ellenbogen was involved in the management of the digital angiography group of ATL from 1982 to 1985. Mr. Ellenbogen is employed by Hologic and performs part-time management services for the Company pursuant to a management agreement between the Company and Hologic. See "Certain Transactions."

     Dr. Stein, a co-founder of the Company and Hologic, has served as its Senior Vice President, Technical Director and a director since their organization. Dr. Stein co-founded DTI with Mr. Ellenbogen in 1981, served as Vice President and Technical Director of DTI and was Technical Director of the digital angiography group of its successor, ATL, from 1982 to 1985. Dr. Stein received a Ph.D. in Physics from The Massachusetts Institute of Technology. He is the principal author of fifteen patents involving X-ray technology. Dr. Stein is employed by Hologic and performs part-time management services for the Company pursuant to a management agreement between the Company and Hologic. See "Certain Transactions."

     Ambassador Bremer has been a director of the Company since July 1996. Ambassador Bremer has served as a Managing Director of Kissinger Associates, Inc., a strategic consulting firm headed by former Secretary of State Henry Kissinger, since 1989. Prior to joining Kissinger Associates, Ambassador Bremer held numerous positions in the United States Diplomatic Service, including as the United States Ambassador to the Netherlands from 1983 to 1986, and as Ambassador-at-Large for Counter-Terrorism responsible for developing and implementing America's global policies to combat terrorism, from 1986 to 1989. Ambassador Bremer is a Trustee of the Economic Club of New York, serves on the Board of Advisors of the Russian-American Press and Information Center, and is a member of the International Institute for Strategic Studies and the Council of Foreign Relations. Ambassador Bremer also serves as a director of Air Products and Chemicals, Inc. See "Certain Transactions."

     Mr. Kenny has been a director of the Company since 1989. Mr. Kenny has served as Managing Director of Delta Partners Ltd., a venture capital company since June 1994. Mr. Kenny has also served as Managing Partner of Beta Partners, a venture capital company, since 1987. Mr. Kenny is also a director of Abacus Direct Corporation.

     Mr. Muir has been a director of the Company since October 1996. Mr. Muir, a Certified Public Accountant, served as Treasurer of the Company from August 1993 until October 1996 and served as Controller of the Company from the Company's inception until August 1993, under the Company's management agreement with Hologic. Mr. Muir has been the Vice President of Finance and Treasurer of Hologic since February 1992. Mr. Muir joined Hologic as its Controller in October 1988 and served in that capacity until February 1992.

     Mr. Segel has been a director of the Company since October 1996. Mr. Segel, currently retired, was Chairman of the Board of Tucker Anthony Incorporated from January 1987 to May 1990. From 1983 through January 1987 he served as President of Tucker Anthony Incorporated. Mr. Segel also serves as a director of Litchfield Financial, Inc., Boston Communications Group, Inc. and Hologic.

Board of Directors' Meetings and Committees

     The Board of Directors met five times during the fiscal year ended September 30, 1998. Each director attended at least 75% of the meetings of the Board of Directors and each of its Committees on which they served.

     Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing a similar function.

     Messrs. Bremer, Kenny, Muir and Segel are currently the members of the Audit Committee. During fiscal 1998, the Audit Committee met one time with the Company's independent auditors. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed, the adequacy of the Company's internal control systems and financial reporting procedures.

     Messrs. Bremer, Kenny, Muir and Segel are currently the members of the Company's Compensation Committee. During fiscal 1998, the Compensation Committee met two times. The Compensation Committee determines the compensation to executive officers of the Company and issuance of stock options to the Board of Directors, officers, employees and affiliates, and administers the Company's 1989 Combination Stock Option Plan, 1996 Equity Incentive Plan, Employee Bonus Program, including profit sharing, and 401(k) Plan.

Compensation of Directors

     Each non-employee director receives (i) an annual retainer of $5,000, payable $1,250 per quarter, (ii) a director's meeting fee of $1,000 for each meeting of the Board of Directors at which the director was physically present and $500 for each meeting at which the director participated by telephone and
(iii) a committee meeting fee for each meeting of a committee of the Board of Directors at which the director was physically present, in the amount of $1,000 if the meeting was held on a day other than the day of a meeting of the Board of Directors and $500 if held on the same day as a meeting of the Board of Directors, but no fee if the committee meeting was held at the same time or immediately in conjunction with the meeting of the Board of Directors.

     Non-employee directors are also eligible to receive stock options pursuant to the Company's 1996 Non-Employee Director Stock Option Plan (the "Directors Plan"). The Directors Plan provides that each eligible non-employee director will be granted an option to acquire 10,000 shares, effective upon the date he is first elected to the Board of Directors. Each eligible director will also receive an option to acquire 2,500 shares each year. The initial grant of options to eligible directors under the Directors Plan vest at the rate of 20% per year, with the first installment vesting one year from the date of grant. The annual grant of options under the Directors Plan vest six months after the date of grant. The exercise price for all options granted under the Directors Plan is the fair market value of the shares of Common Stock at the time the option is granted. No option under the Directors Plan may be exercised subsequent to ten years from the date of grant. On June 30, 1998, the Company granted options to purchase 2,500 shares of Common Stock at an exercise price of $11.50 per share to each of Messrs. Stein, Bremer, Segel, Kenny and Muir for issuance under the Directors Plan.

     If the 1999 Equity Incentive Plan is approved, the 1996 Directors Plan will be terminated. Under the 1996 Directors Plan there were a total of 125,000 options available, 45,000 shares were issued and 80,000 remain available for grant.

                                   PROPOSAL 2

              APPROVAL OF THE COMPANY'S 1999 EQUITY INCENTIVE PLAN

     In December, 1998, the Board of Directors adopted, subject to shareholder approval, the Company's 1999 Equity Incentive Plan (the "1999 Plan"). The purposes of the 1999 Plan are to attract and retain employees, directors, advisors and consultants, to provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company. The following is a summary description of the 1999 Plan and is qualified in its entirety by reference to the full text of the 1999 Plan, which is attached hereto as Exhibit A.

     Under the 1999 Plan, the Company may grant (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options that are not qualified as incentive stock options ("nonqualified stock options"), (iii) stock appreciation rights either in tandem with an option or alone and unrelated to an option ("SARs"), (iv) shares of Common Stock awarded based on achieving certain performance goals ("performance shares"), (v) awards of Common Stock, including shares of Common Stock awarded without payment therefor ("award shares"), or Common Stock and other rights granted as units that are valued in whole or in part by reference to the value of the Common Stock ("stock awards") and (vi) restricted shares of Common Stock ("restricted stock").

     All employees, and in the case of awards other than incentive stock options, directors, advisors and consultants of the Company or any affiliate (as that term is defined in the 1999 Plan) capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to participate in the 1999 Plan.

     The 1999 Plan is administered by the Board of Directors of the Company, or if the Board determines, by the Compensation Committee of the Board of Directors (the "Committee"). The Committee will serve at the pleasure of the Board of Directors which can, at its sole discretion, discharge any member of the Committee, appoint additional new members in substitution for those previously appointed and/or fill vacancies regardless of how they are caused. The Board of Directors of the Company has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the 1999 Plan and to interpret provisions of the Plan. The Board of Directors may delegate, to the extent permitted by applicable law, to the Committee the power to make awards to participants and all determinations under the 1999 Plan with respect thereto.

     The maximum aggregate number of shares of Common Stock available for issuance under the 1999 Plan is 300,000 shares, plus an annual increase to be made on the first day of each fiscal year equal to the lesser of (i) 2-1/2% of the Issued Shares (as defined below) on the last day of the immediately preceding fiscal year, (ii) 300,000 shares, or (iii) an amount determined by the Board of Directors. "Issued Shares" means the number of shares of the Company's Common Stock outstanding on the last day of the immediately preceding fiscal year, plus any shares reacquired by the Company during the fiscal year that ends on that date. The shares of Common Stock available for issuance under the 1999 Plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. Shares issued may consist in whole or in part of authorized but unissued shares or treasury shares. Shares subject to an award that expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 1999 Plan. The closing price of the Company's Common Stock on January 4, 1999 was $6.19.

Stock Options

     Subject to the provisions of the 1999 Plan, the Board may award incentive stock options and nonqualified stock options and determine the number of shares to be covered by each option, the option price therefor and the conditions and limitations applicable to the exercise of the option. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable award or thereafter. The Board may provide for the automatic award of an option upon the delivery of shares to the Company in payment of an option for up to the number of shares so delivered.

     The terms and conditions of incentive stock options shall be subject to and comply with Section 422 of the Code and any regulations thereunder. No incentive stock option granted under the 1999 Plan may be granted more than ten years after the effective date of the 1999 Plan and no such grant may be exercisable more than ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than ten percent of the Common Stock). Incentive stock options shall be granted only to employees of the Company and shall be transferable by the optionee only by the laws of descent and distribution, and shall be exercisable only by the employee during his or her lifetime.

     Nonqualified stock options may be granted at an exercise price equal to, greater than or lesser than the fair market value of the Common Stock on the date of grant, in the discretion of the Board. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock and may be granted to holders of more than ten percent of the Common Stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of the grant.

Options Granted to Non-Employee Directors

     The 1999 Plan provides that, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company shall automatically be granted a nonqualified option to acquire 10,000 shares of Common Stock as of the date he or she is first elected to the Board or, with respect to such directors serving on the Board as of the effective date of the 1999 Plan, as of the date of the Company's 1999 Annual Meeting. In each case, the option price will be the fair market value of the Common Stock on such date and the expiration date will be the tenth anniversary thereof. Each such nonqualified option will become exercisable in 20% installments beginning on January 1 of the first year after the grant date, and on January 1 of each year thereafter, until such option is fully exercisable on January 1 of the fifth year following the grant date.

     Furthermore, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company and who has served as a director for six months shall automatically be granted a nonqualified option to acquire 2,500 shares of Common Stock as of January 1 of each year, beginning with a Nonqualified Option granted as of the date of the 1999 Annual Meeting. The option price will be the fair market value of the Common Stock on such date and the expiration date will be the tenth anniversary thereof. These options are exercisable on and after the date that is six months after the date of grant.

     In addition, the Board may provide for such other terms and conditions of these options as it may determine, as shall be set forth in the applicable option agreements, including, without limitation, acceleration of exercise upon a change of control of the Company.

Stock Appreciation Rights

     Subject to the provisions of the 1999 Plan, the Board of Directors may award SARs in tandem with an option (at or after the award of the option) or alone and unrelated to an option. An SAR entitles the holder to receive from the Company an amount equal to the excess, if any, of the fair market value of the Common Stock over the reference price. SARs granted in tandem with an option will terminate to the extent that the related option is exercised, and the related option will terminate to the extent that the tandem SARs are exercised.

Performance Shares

     The 1999 Plan authorizes the Board of Directors to grant performance shares to participants in the form of grants of shares of Common Stock. Performance shares are earned over a period of time (a performance cycle) selected by the Board from time to time. There may be more than one performance cycle in existence at any one time and the duration of the performance cycles may differ from each other. Unless otherwise determined by the Board of Directors, the payment value of the performance shares will be equal to the fair market value of the Common Stock on the date the performance shares are earned or on the date the Board determines that the performance shares have been earned. The Board shall establish performance goals for each cycle for the purpose of determining the extent to which performance shares awarded for such cycle are earned. As soon as practicable after the end of a performance cycle, the Board shall determine the number of performance shares which have been earned on the basis of performance in relation to the established performance goals. Payment values of earned performance shares are distributed to the participant or, if the participant has died, to the beneficiary designated by the participant.

Restricted Stock

     Subject to provisions of the 1999 Plan, the Board of Directors may grant shares of restricted stock to participants, with such restricted periods and other conditions as the Board may determine and for no cash consideration or such minimum consideration as may be required by applicable law. During the restricted period, unless otherwise determined by the Board, stock certificates evidencing the restricted shares will be held by the Company and may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board. At the expiration of the restricted period, the Company will deliver such certificates to the participant or, if the participant has died, to the beneficiary designed by the participant.

Stock Awards

     Subject to the provisions of the 1999 Plan, the Board of Directors may award stock awards, which may be designated as award shares by the Board, subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment needs, if any, as the Board shall determine. Shares of Common Stock or other rights awarded in connection with a stock award shall be issued for no cash consideration or such minimum consideration as may be required by law.

General Provisions

     Each award shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the 1999 Plan as the Board considers necessary or advisable. Each type of award may be made alone, in addition to, or in relation to any other type of award. The terms of each type of award need not be identical and the Board need not treat participants uniformly. The Board may amend, modify or terminate any outstanding award, including substituting therefor another award, changing the date of exercise or realization and converting an incentive stock option to a nonqualified stock option, provided that the participant's consent to such action shall be required unless the Board determines that the action would not materially and adversely affect the participant.

     The Board of Directors will determine whether awards granted pursuant to the 1999 Plan are settled in whole or in part in cash, Common Stock, other securities of the Company, other property or such other methods as the Board of Directors may deem appropriate. The Board may permit a participant to defer all or any portion of a payment under the 1999 Plan. In the Board's discretion, tax obligations required to be withheld in respect of an award may be paid in whole or in part in shares of common stock, including shares retained from such award. The Board will determine the effect on an award of the death, disability, retirement or other termination of employment of a participant and the extent to which and period during which the participant's legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder. Except as otherwise provided by the Board, awards under the 1999 Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution.

     The Board in its discretion may take certain actions in order to preserve a participant's rights under an award in the event of a change in control of the Company, including providing for the acceleration of any time period relating to the exercise or realization of the award, providing for the cash purchase of the award or adjusting the terms of the award in order to reflect the change in control.

     The Board of Directors of the Company may amend, suspend or terminate the 1999 Plan or any portion thereof at any time; provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

Federal Income Tax Consequences

     The following general discussion of the Federal income tax consequences of awards granted under the 1999 Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations thereunder and existing public and private administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 1999 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The 1999 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The tax treatment of each kind of award under the 1999 Plan is as follows:

     Nonqualified Stock Options. An option holder will not recognize any taxable income upon the grant of a nonqualified option under the 1999 Plan. Generally, an option holder recognizes ordinary taxable income at the time a nonqualified option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

     However, if (a) the Company imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment (a "risk of forfeiture"), or (b) the recipient is an officer or director of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)") then, upon their sale of shares of Common Stock, the date on which taxable income (if any) is recognized (the "Recognition Date") will be the date on which the stock becomes "freely transferable" or not subject to risk of forfeiture. In this circumstance, the option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price.

     Despite this general rule, if the Recognition Date is after the date of exercise, then the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be filed with the Company and the Internal Revenue Service within 30 days of exercise.

     The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

     When an option holder subsequently disposes of the shares of Common Stock received upon exercise of a nonqualified option, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between the sale price and the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the nonqualified option.

     An option holder who pays the exercise price for a nonqualified option, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above.

     Incentive Stock Options. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock
option.   However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

     An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" will be taxable as long-term capital gain. A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount actually realized over (b) the option exercise price, will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the optionee's holding period for the shares. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the optionee is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

     As noted previously, the tax result may change if (a) the Company imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment, or (b) the recipient is an officer or director of the Company subject to Section 16(b). In the case of a disqualifying disposition of shares acquired pursuant to the exercise of such an incentive stock option, the date on which the fair market value of the shares is determined will be postponed, and the tax consequences will be similar to the treatment that applies to shares acquired pursuant to options granted under the 1999 Plan, including the ability to make a Section 83(b) election.

     In general, in the year an incentive stock option is exercised, the holder must include the excess of the fair market value of the shares issued upon exercise over the exercise price in the calculation of alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) or who receives shares that are not "substantially vested" are more complex and may depend upon whether the holder makes a Section 83(b) election, as described above.

     The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the holder, provided the Company reports the income on a form W-2 that is timely provided to the option holder and filed with the IRS.

     Stock Appreciation Rights. A recipient of an SAR will not be considered to receive any income at the time an SAR is granted, nor will the Company be entitled to a deduction at that time. Upon the exercise of an SAR, the holder will have ordinary income equal to the cash received upon the exercise. At that time, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

     Restricted Stock and Performance Shares. The recipient of restricted stock or performance shares will be treated in the same manner as a person who has exercised a nonqualified stock option, as described above, for which the Company has imposed restrictions on the shares received, and for which the exercise price is either zero or a nominal amount. In general, this means that the holder may either wait until the restrictions have elapsed (or the performance goals have been met), and then pay tax at ordinary income tax rates, based upon the fair market value of the shares at that time, or he or she can file a Section 83(b) election, and pay tax based on the fair market value of the shares at the time they are received. Again, the Company will get a deduction that corresponds to the income recognized by the recipient. If a recipient makes a Section 83(b) election but later forfeits some or all of the shares as to which the election was made, he or she will not be entitled to a deduction or other reduction related to the income previously recognized.

     Stock Awards. A person who receives a stock award that includes Common Stock will be treated, with regard to such Common Stock, in the same manner as a person who has exercised a nonqualified stock option, as described above. In general, this means that the holder will have taxable income at the time the shares are received if they are not subject to restrictions, or as described in the preceding paragraph for restricted stock, if they are subject to restrictions. The tax treatment of a stock award that consists of other rights will depend on the provisions of the award. It may be immediately taxable if there are no restrictions on the receipt of the cash or other property that the stock award represents, or the tax consequences may be deferred if the receipt of cash or other property for the stock award is restricted, or subject to vesting or performance goals. In those situations in which a participant receives property subject to restrictions, the participant may wish to make a
Section 83(b) election, as described above. At the time that the holder of the stock award has ordinary income, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

     An affirmative vote by the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the matter represented in person or by proxy at the Annual Meeting is required to approve the 1999 Plan.

The Board of Directors recommends that shareholders vote "FOR" this proposal.

                               OTHER INFORMATION

     SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of January 4, 1999 with respect to the beneficial ownership of the Company's Common Stock of each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation," below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                                            Beneficial Ownership (1)
                                                  -----------------------------------------
               Name and Address of                     Number of           Percent of
                Beneficial Owners                       Shares            Common Shares
              --------------------                -----------------------------------------
Jay A. Stein(3)                                         767,000                7.7%
  Vivid Technologies, Inc.
  10E Commerce Way
  Woburn, Massachusetts  01801

Massachussets Capital Resource Company                  746,284                7.5%
  420 Boylston Street
  Boston, Massachusetts  02116

Charles T. O'Neill, as Trustee(2)                       709,823                7.2%
  O'Neill & Neylon
  950 Winter Street
  Waltham, Massachusetts  02154

Pioneer Capital Corporation(7)                          614,729                6.2%
  60 State Street
  Boston, Massachusetts  02109

S. David Ellenbogen(4)                                  438,500                4.4%

Frank Kenny(5)                                          128,395                1.3%

James J. Aldo(6)                                         40,500                  *

Daniel J. Silva(6)                                       82,000                  *

William J. Frain(6)                                      30,800                  *

L. Paul Bremer III(6)                                     9,000                  *

Gerald Segel(6)                                          14,000                  *

Glenn P. Muir(6)                                         46,250                  *

All directors and executive officers as a group (6)   1,556,445               15.7%
(9 persons)
_____________________
*    Less than one percent.

(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2) Includes (i) 242,500 shares held by Mr. O'Neill as Trustee of the Ellenbogen Family Irrevocable Trust of 1996; (ii) 296,899 shares held by Mr. O'Neill as Trustee of the S. David Ellenbogen 1996

Retained Annuity Trust; and (iii) 170,424 shares held by Mr. O'Neill as Trustee of the Jay A. Stein 1996 Retained Annuity Trust. Mr. O'Neill disclaims beneficial ownership of all such shares.

(3) Includes 72,000 shares held by Dr. Stein as Trustee. Also includes 170,424 shares held in trust by Mr. O'Neill as Trustee of the Jay A. Stein 1996 Retained Annuity Trust and 5,000 shares subject to options which are exercisable within 60 days after January 4, 1999. Dr. Stein disclaims beneficial ownership of the shares held by Dr. Stein as Trustee.

(4) Includes 60,000 shares held by Mr. Ellenbogen as Trustee. Also includes 296,899 shares held in trust by Mr. O'Neill as Trustee of the S. David Ellenbogen 1996 Retained Annuity Trust and 3,000 shares subject to options which are exercisable within 60 days after January 4, 1999. Excludes 242,500 shares held in trust by Mr. O'Neill, as Trustee of the Ellenbogen Family Irrevocable Trust of 1996. Mr. Ellenbogen disclaims beneficial ownership of shares held by Mr. Ellenbogen as Trustee and shares held in trust by Mr. O'Neill as Trustee of the Ellenbogen Family Irrevocable Trust of 1996.

(5) Includes (i) 5,000 shares of Common Stock issuable pursuant to presently exercisable stock options, (ii) 117,860 shares beneficially owned by Mr. Kenny and (iii) 5,535 shares owned by Beta Partners Profit Sharing Trust for the benefit of Mr. Kenny.

(6) Includes shares subject to options which are exercisable within 60 days after January 4, 1999: Mr. Aldo 33,500; Mr. Silva 21,000; Mr. Frain 24,800; Mr. Bremer 9,000; Mr. Segel 9,000; Mr. Muir 32,000; and all directors and executive officers as a group 142,300.

(7) Comprised of 561,049 shares and 53,680 shares issuable pursuant to presently exercisable warrants.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following table sets forth information concerning the compensation during the periods presented of the Company's Chief Executive Officer and the four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 for services in all capacities to the Company during the last fiscal year (the "Named Executive Officers").



                                                                          Long-Term
                                         Annual Compensation (1)         Compensation
Name and                     Fiscal     -------------------------    Securities Underlying       All Other
Principal Position           Year       Salary ($)     Bonus ($)       Options  (#) (2)     Compensation ($)(5)
------------------           ------     -------------------------    ---------------------  -------------------

S. David Ellenbogen (3)      1998      $ 79,380       $ 50,000             15,000                   --
Chairman and CEO             1997      $ 72,000       $ 76,000                 --                   --
                             1996      $ 71,000       $ 25,000                 --                   --

Stephen A. Reber (4)         1998      $187,975             --             20,000                   --
Former President             1997      $110,125       $ 45,000            100,000              $52,285
and COO

James J. Aldo                1998      $153,460       $ 50,000             15,000              $ 3,000
Vice President of            1997      $139,350       $100,000             30,000              $ 2,850
Marketing and Sales          1996      $114,916       $ 93,750             20,000              $ 2,375

Daniel J. Silva              1998      $153,460       $ 50,000             15,000              $ 2,802
Vice President of            1997      $136,650       $ 75,000             30,000              $ 2,850
Operations                   1996      $112,900       $ 68,750             20,000              $ 2,140

William J. Frain             1998      $106,075       $ 50,000             15,000              $ 2,543
Treasurer and                1997      $ 89,850       $ 35,000             20,000              $ 2,132
Chief Financial Officer

__________________
(1) In accordance with the rules of the Securities and Exchange Commission the compensation described in the tables does not include medical, group life insurance or other benefits received by the executive officers named in the above table which are available to all salaried employees of the Company, and certain perquisites and other personal benefits, securities or property received by the executive officers which do not exceed, in the aggregate, the lesser of $50,000 or 10% of any such officer's salary and bonus described in this table.

(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during fiscal 1996, 1997 and 1998.

(3) Represents Mr. Ellenbogen's compensation paid by the Company to Hologic pursuant to a management agreement between the Company and Hologic. The Company pays to Hologic its proportionate share of Hologic's overhead, including the salary of Hologic's employees rendering services to the Company. See "Certain Transactions."

(4)  Mr. Reber left the employ of the Company in July 1998.

(5) The amounts reported in this column consist of the Company's matching contribution under the 401(k) profit sharing plan. The amount for Stephen Reber includes $50,000 for relocation expenses reimbursed during fiscal 1997.

Option Grants in 1998

     The following table contains information concerning grants of stock options under the 1989 Combination Stock Option Plan and 1996 Equity Incentive Plan to each of the Named Executive Officers during the fiscal year ended September 30, 1998:

                                             Individual Grants
                      -----------------------------------------------------------------------
                             Number of          % of Total
                            Securities           Options             Exercise
                            Underlying          Granted to            Or Base                        Grant
                              Options          Employees in            Price       Expiration    Date Present
Name                      Granted (#)(1)      Fiscal 1998(2)         ($/Share)        Date       Value ($)(3)
----                  -------------------------------------------------------------------------------------------
S.David Ellenbogen               15,000             6.7%              $13.88        10/09/2007     $123,968
Stephen A. Reber (4)             20,000             8.7%              $13.88        10/09/2007     $165,291
James J. Aldo                    15,000             6.7%              $13.88        10/09/2007     $123,968
Daniel J. Silva                  15,000             6.7%              $13.88        10/09/2007     $123,968
William J. Frain                 15,000             6.7%              $13.88        10/09/2007     $123,968

_____________
(1) All options shown in the table were granted under either the 1996 Equity Incentive Plan, carry an exercise price of 100% of the fair market value on the date of grant, become exercisable at a rate of 20% per year beginning on the first anniversary date of the grant, provided the optionee is continuously employed from the date of grant to the date of exercise and expire on the tenth anniversary of the date of grant.

(2) Based on options to purchase an aggregate of 225,950 shares granted during fiscal 1998 to all employees.

(3) These values were calculated using the Black-Scholes option pricing model, a formula widely used and accepted for valuing traded stock options. The model is based on immediate exercisability and transferability which are not features of the options shown in the table. Any ultimate value will depend on the market value of the Company's stock at a future date. The following assumptions were used to calculate the values shown: no estimated future dividend yield; expected price volatility of .67; risk-free rate of return of 5.53%; and option holding period of 5 years.

(4) Mr. Reber left the employ of the Company in July 1998 and therefore the shares granted above were cancelled prior to September 30, 1998.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

     The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended September 30, 1998 and the fiscal year-end value of unexercised options for the Company's Named Executive Officers.



                                                                      Number of
                                                                Securities Underlying     Value of Unexercised
                                                                 Unexercised Options       In-the-Money Options
                     Shares Acquired          Value            at Fiscal Year End (#)   at Fiscal Year End ($)(2)
Name                 on Exercise (#)      Realized ($)(1)    Exercisable/Unexercisable  Exercisable/Unexercisable
----                 ---------------      ---------------    -------------------------  -------------------------

S. D. Ellenbogen            ---                  ---                ---  /   15,000            ---  /        ---
S. Reber                    ---                  ---                ---  /      ---            ---  /        ---
J. Aldo                     ---                  ---             18,500  /   56,000         $76,125 /    $93,530
D. Silva                 20,000             $249,840              8,000  /   59,000       $   8,180 /  $ 111,800
W. Frain                  6,000             $ 84,360             16,700  /   42,800       $  71,093 /  $  60,112
-------------------

(1) The amount "realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the executive officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.

(2) Based upon the $7.09 closing market price of the Company's Common Stock as reported on the Nasdaq National Market System on September 30, 1998 minus the respective option exercise price.

Executive Bonus Program

     The Compensation Committee of the Board of Directors approved an Executive and Key Employee Bonus Program for fiscal 1999 under which executive officers, senior management and key contributors selected by the Compensation Committee may be eligible for cash bonuses, awarded at the discretion of the Compensation Committee, to be paid in the first quarter of fiscal 2000. Under this program, if pre-tax profits exceed $8,000,000, a bonus pool is expected to be created equal to up to 6% of the Company's pre-tax profits. No bonus pool is expected to be created if the Company's pre-tax profits do not exceed $8,000,000. For fiscal 1998, bonuses of $480,000 were granted under a similar program approved for that year. The 1998 program was based upon pre-tax profits exceeding $3,000,000, with up to 6% of the operating profits available to fund the bonus pool.

Compensation Committee Interlocks and Insider Participation

     Messrs. Bremer, Kenny, Segel, and Muir served as members of the Compensation Committee of the Board of Directors during the Company's fiscal year ended September 30, 1998. Neither Ambassador Bremer, Mr. Kenny nor Mr. Segel has been an officer or employee of the Company or any of its subsidiaries.

     From August 1993 until October 1996, Mr. Muir served as an officer of the Company. During fiscal 1998, Mr. Muir served as Treasurer and Vice President of Finance of Hologic. Mr. Ellenbogen, the Company's Chairman and Chief Executive Officer, is a director of Hologic.

     Ambassador Bremer is a Managing Director of Kissinger Associates, Inc., a strategic consulting firm. In April 1996, the Company retained the services of Kissinger Associates to provide advice and assistance in connection with the Company's efforts to expand the market for its products and technology outside of the United States. The Company pays Kissinger Associates an annual retainer fee of $50,000, and will be required in certain instances to pay an additional fee based upon the value of each sale of equipment to a customer for which Kissinger Associates' assistance has been requested. In April 1998, the Company renewed the services of Kissinger Associates through April 1999.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, consisting entirely of non-management directors, approves all policies under which compensation is paid or awarded to the Company's executive officers. The Committee is comprised of Messrs. Bremer, Kenny, Segel and Muir.


Vivid's Compensation Philosophy and Plan

     The Company's executive compensation program is designed to attract and retain superior executive talent, to provide incentives and rewards to executive officers who will contribute to the long-term success of Vivid and to closely align the interests of executives with those of Vivid's stockholders.

     The Committee reviews the Company's executive compensation program through the application of the subjective business judgment of each of its members and through an informal survey of executive compensation programs of peer companies. The Compensation Committee does not use a quantitative method or use a mathematical formula to set any element of compensation for a particular executive officer. The Compensation Committee uses discretion and considers all elements of an executive's compensation package when setting each portion of compensation which is based upon corporate performance and individual initiatives and performance. The principle elements of the Company's executive compensation program consist of: (i) base annual salary, (ii) executive bonus program and (iii) stock options.

Base Annual Salaries. Base annual salaries for executive officers are proposed by the Chief Executive Officer and are evaluated by the Compensation Committee based upon the responsibilities of the position and the experience and knowledge of the individual. Also taken into consideration is the competitiveness of the marketplace for executive talent, including a comparison of base annual salaries for comparable positions at peer companies. Individual adjustments are made at the discretion of the Compensation Committee, taking into consideration factors such as the Company's performance and the Compensation Committee's subjective perception of the individual's performance.

Executive Bonus Program. The Company maintains an Executive Bonus Program which provides for a bonus pool to be established for executive officers, senior management and key contributors of the Company based upon the amount by which the Company's pre-tax profits exceed certain specified targets for a fiscal year. Bonuses from this pool are allocated among the executive officers and other eligible employees at the discretion of the Compensation Committee, based upon the recommendations of the Chief Executive Officer and the Compensation Committee's subjective determination of the participant's performance during the year. For fiscal 1998, bonuses aggregating $480,000 were granted under the Executive Bonus Program. The 1998 program was based upon pre-tax profits exceeding $3,000,000, with up to 6% of the operating profits available to fund
the bonus pool.   See "Compensation of Executive Officers -- Summary
Compensation Table" and "Executive Bonus Program."

Stock Options. The third component of executive officers' compensation is the Company's 1989 Combination Stock Option Plan and 1996 Equity Incentive Plan pursuant to which the Company has granted to executive officers options to purchase shares of Common Stock.

     Stock options are designed to align the interests of the executive with those of the stockholders. Stock options are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. These options generally vest at the rate of 20% per year, with the first installment vesting at the end of one year from the date of employment (for options granted upon initial employment) or the date of grant and are exercisable within ten years from the date of grant. This plan is designed to provide incentives for the creation of long-term value for the Company's stockholders as the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. The size of individual stock grants are based upon the recommendations of the Chief Executive Officer and the Committee's subjective review of the job responsibility and individual contribution to the Company's success. Previous stock option grants are considered when awards are determined.


Compensation of the Chief Executive Officer

     Under a management agreement, Hologic provided the Company with part-time management services of Mr. Ellenbogen. Under this arrangement, the Company was required to pay Hologic its proportionate share of Mr. Ellenbogen's salary. In addition, the Company paid Hologic a $50,000 discretionary bonus for Mr. Ellenbogen's management services provided in fiscal 1998. The amount of the bonus reflected the Compensation Committee's desire to reward Mr. Ellenbogen for the strong financial performance of the Company during the year and the extraordinary services performed by Mr. Ellenbogen throughout. See "Certain Transactions Hologic, Inc."


Conclusion

     Through these programs, a significant portion of the Company's executive compensation is linked directly to individual and Company performance in pursuance of strategic goals as well as stock price appreciation.

     The Compensation Committee

     L. Paul Bremer
     Frank Kenny
     Glenn Muir
     Gerald Segel

                               PERFORMANCE GRAPH

  The following Performance Graph compares the yearly percentage change in the Company's cumulative total shareholder return on the Company's Common Stock for the period from December 11, 1996 (the date trading in the Company's Common Stock commenced) through September 30, 1998, based upon the market price of the Company's Common Stock, with the cumulative total return on the Nasdaq Composite Index ("Nasdaq") and the SIC Code Index ("SIC Index") calculated by The Nasdaq Stock Market, Inc. for NYSE/Amex/Nasdaq companies (SIC 3844) X-ray apparatus and tubes, for that period. The Performance Graph assumes the investment of $100 on December 11, 1996 in the Company's Common Stock, the Nasdaq and the SIC Index, and the reinvestment of any and all dividends.




                             [GRAPH APPEARS HERE]



            --------------------------------------------------------------------------
                                                      Cumulative Total Return

                                            December 11,  September 30,  September 30,
                                               1996          1997           1998
            --------------------------------------------------------------------------
            Vivid Technologies, Inc.           $ 100        $129.17        $ 59.11
            Nasdaq                             $ 100        $128.77        $129.39
            SIC Index                          $ 100        $ 97.05        $ 71.95

            -------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

     For the fiscal year ended September 30, 1998, the following transactions occurred which involved more than $60,000 between the Company and any director, executive officer, five percent (5%) beneficial owner of the Company's Common Stock or any member of the immediate family of any of the foregoing persons.

Hologic, Inc.

     In June 1989, the Company obtained an exclusive perpetual license to use certain patent rights and technology developed by Hologic for the development, manufacture and sale of X-ray screening security systems for explosives, drugs, currency and other contraband (subject to termination by either party for certain defaults). In September 1996, this license was amended to grant the Company a nonexclusive license to use these patents and technology for the development, manufacture and sale of X-ray-based products capable of being used for process control applications in the food and beverage industries. Mr. Ellenbogen and Dr. Stein are directors of Hologic and hold similar offices in the Company as they do in Hologic. Mr. Ellenbogen and Dr. Stein collectively beneficially own approximately 7% of the outstanding voting stock of Hologic.

     Under the license agreement with Hologic, the Company is required to pay Hologic royalties of 5% of the first $50 million of net sales of screening security systems using Hologic's technology, and 3% of net sales in excess of $50 million, up to a maximum of $200 million of net sales of these products. The Company is also required to pay royalties of 3% up to a maximum of $200 million of net sales of products covered by the nonexclusive license for food and beverage process control. The maximum aggregate royalties payable by the Company to Hologic under the exclusive arrangement are $7 million, and under the nonexclusive arrangement, are $6 million. In fiscal 1998, the Company incurred royalty expenses of approximately $1,014,000 under the license agreement. Through the end of fiscal 1998, the Company had incurred royalties on aggregate sales of approximately $118 million.

     Under a management agreement, Hologic provided the Company with part-time management services of Mr. Ellenbogen and Dr. Stein. Under this arrangement, the Company was required to pay Hologic its proportionate share of the salary of Hologic's employees rendering services to Vivid. Currently, the payments made under this arrangement are the Company's proportionate share of Mr. Ellenbogen's and Dr. Stein's compensation. Under this arrangement, no compensation is paid by the Company to any of Hologic's employees. The management agreement may be terminated by either party on six month's written notice. For the fiscal year ended September 30, 1998, the Company was charged approximately $140,000 by Hologic for services rendered under the agreement. In addition, in December 1998, Vivid paid Hologic a $50,000 bonus for the management services provided in fiscal 1998. The Company estimates that Mr. Ellenbogen and Dr. Stein have typically devoted approximately twenty and eight hours per week, respectively, on matters involving the Company.

Consulting Services

     Ambassador Bremer is a Managing Director of Kissinger Associates, Inc., a strategic consulting firm. In April 1996, the Company retained the services of Kissinger Associates to provide advice and assistance in connection with the Company's efforts to expand the market for its products and technology outside of the United States. The Company pays Kissinger Associates an annual retainer fee of $50,000, and will be required in certain instances to pay an additional fee based upon the value of each sale of equipment to a customer for which Kissinger Associates' assistance has been requested. In April 1998, the Company renewed the services of Kissinger Associates through April 1999.

Indebtedness of Management

     In fiscal 1997, Stephen A. Reber, the President and Chief Operating Officer of the Company, borrowed an aggregate of $157,547 from the Company pursuant to a bridge loan to assist Mr. Reber in the purchase of a local primary residence in connection with his relocation to Massachusetts. The loan had no stated annual interest rate. This bridge loan was repaid to the Company in fiscal 1997.

                             INDEPENDENT AUDITORS

     The Company has appointed Arthur Andersen LLP as the independent auditors to audit the Company's consolidated financial statements for the fiscal year ending September 30, 1999. Such firm has served continuously in that capacity since 1990.

     A representative of Arthur Andersen LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC") on SEC forms 3,4, and 5. Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended September 30, 1998. Based solely on the Company's review of written representations of its directors and executive officers and any ten percent stockholders and copies of the reports that they filed with the SEC, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the company's fiscal year ended September 30, 1998, except as follows:

     The executive officers and directors listed in the table below filed late reports during the Company's most recent fiscal year:

                         Number of Transactions
     Name                Type and Date of Report      Reported Late
     ----                -----------------------      -------------
     James J. Aldo       Form 4/September 17, 1998          1
     William J. Frain    Form 4/May 8, 1998                 1
     Daniel J. Silva     Form 4/July 7, 1998               12
     Jay A. Stein        Form 4/September 30, 1998          1


                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Incorporation by Reference

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Report of the Compensation Committee on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                     FINANCIAL MATTERS AND FORM 10-K REPORT

     The Company's annual report for the fiscal year ended September 30, 1998, is being mailed with this proxy statement to stockholders entitled to notice of the meeting. The consolidated financial statements, unaudited selected quarterly data and management's discussion and analysis of financial condition and results of operations included in the annual report are incorporated by reference herein.

     THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, VIVID TECHNOLOGIES, INC., 10E COMMERCE WAY, WOBURN, MASSACHUSETTS 01801.


                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.


     By order of the Board of Directors


     Lawrence M. Levy, Secretary


Woburn, Massachusetts
January 20, 1999

                                                                       EXHIBIT A
                            VIVID TECHNOLOGIES, INC.

                           1999 EQUITY INCENTIVE PLAN

Section 1.  Purpose
            -------

     The purpose of the Vivid Technologies, Inc. 1998 Equity Incentive Plan (the "Plan") is to attract and retain employees, directors, advisors and consultants, to provide an incentive for them to assist Vivid Technologies, Inc. (the "Corporation") to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Corporation.

Section 2.  Definitions
            -----------

(a) "Affiliate" means any business entity in which the Corporation owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

(b) "Annual Meeting" means the annual meeting of shareholders or special meeting in lieu of annual meeting of shareholders at which one or more directors are elected.

(c) "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, or Stock Award awarded under the Plan.

(d) "Award Share" means a share of Common Stock awarded to an employee, director, advisor or consultant without payment therefor.

(e)  "Board" means the Board of Directors of the Corporation.

(f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g) "Committee" means the Compensation Committee of the Board, or such other committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that the members of such Committee must be Non-Employee Directors as defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, as amended.

(h) "Common Stock" or "Stock" means the Common Stock, par value $.01 per share, of the Corporation.

(i)  "Corporation" means Vivid Technologies, Inc.

(j) "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

(k) "Eligible Director" means each director of the Corporation who is not then an employee of the Corporation or affiliated with any holder of more than 5% of the outstanding voting stock of the Corporation.

(l) "Fair Market Value" means, with respect to Common Stock, the last sale price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or on a national securities exchange on which the Common Stock may be traded on the date of the granting of the Award, or if such date is not a business day, the first business day preceding such grant. If the Common Stock is not publicly traded, the fair market value shall mean the fair market value of the Common Stock as determined by the Board of Directors.

(m) "Incentive Stock Option" means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n) "Nonqualified Stock Option" means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which is not intended to be an Incentive Stock Option.

(o)  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

(p) "Participant" means a person selected by the Board to receive an Award under the Plan.

(q) "Performance Cycle" or "Cycle" means the period of time selected by the Board during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

(r) "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

(s) "Restricted Period" means the period of time selected by the Board during which an award of Restricted Stock may be forfeited to the Corporation.

(t) "Restricted Stock" means shares of Common Stock subject to forfeiture, awarded to a Participant under Section 9.

(u) "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the reference price, awarded to a Participant under Section 7.

(v) "Stock Award" means an award of Common Stock, including an Award Share, or an award of Common Stock and other rights granted as units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.


Section 3.  Administration
            --------------

     The Plan shall be administered by the Board, or if the Board so determines, by the Committee. The Committee shall serve at the pleasure of the Board, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which
a quorum is present shall be deemed the action of the Committee.   The Board,
including the Committee, shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. To the extent permitted by applicable law, the Board may delegate to the Committee the power to make Awards to Participants and all determinations under the Plan with respect thereto.

Section 4.  Eligibility
            -----------

     All employees and, in the case of Awards other than Incentive Stock Options, directors, advisors and consultants of the Corporation or any Affiliate capable of contributing significantly to the successful performance of the Corporation, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

Section 5.  Stock Available for Awards
            --------------------------

(a) Subject to adjustment under subsection (b), the maximum aggregate number of shares of Common Stock available for issuance under the Plan is 300,000 shares. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Common Stock issued through the assumption or substitution of outstanding grants from an acquired corporation shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) In the event that the Board determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.


Section 6.  Stock Options
            -------------

(a) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonqualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
     Section 422 of the Code, or any successor provision, and any regulations thereunder.

(b) The Board shall establish the option price at the time each Option is awarded.

(c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Corporation. Such payment may be made in whole or in part in cash or, to the extent permitted by the Board at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionholder, including Restricted Stock, valued at their Fair Market Value on the date of delivery, by the reduction of the shares of Common Stock that the optionholder would be entitled to receive upon exercise of the Option, such shares to be valued at their Fair Market Value on the date of exercise, less their option price (a so-called "cashless exercise"), or such other lawful consideration as the Board may determine. In addition, to the extent permitted by the Board, an optionholder may engage in a successive exchange (or series of exchanges) in which the shares of Common Stock that such optionholder is entitled to receive upon the exercise of an Option may be simultaneously utilized as payment for the exercise of an additional Option or Options.

(e) The Board may provide for the automatic award of an Option upon the delivery of shares to the Corporation in payment of an Option for up to the number of shares so delivered.

(f) In the case of Incentive Stock Options the following additional conditions shall apply to the extent required under Section 422 of the Code for the options to qualify as Incentive Stock Options:


     (i) Such options shall be granted only to employees of the Corporation, and shall not be granted to any person who owns stock that possesses more than ten percent of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporation (as those terms are defined in Section 422(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder), unless, at the time of such grant, the exercise price of such option is at least 110% of the fair market value of the stock that is subject to such option and the option shall not be exercisable more than five years after the date of grant;

     (ii) The option price with respect to Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

     (iii) Such options shall, by their terms, be transferable by the optionholder only by the laws of descent and distribution, and shall be exercisable only by such optionholder during his lifetime.

     (iv) Such options shall not be granted more than ten years from the effective date of the Plan and shall not be exercisable more than ten years from the date of grant.

     (v) To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options (determined without regard to this section) are exercisable for the first time by any employee Participant during any calendar year exceeds $100,000 (or such other amount as may be proscribed by the Code), such Incentive Stock Options shall be treated as options which are not Incentive Stock Options.

Section 7.  Stock Appreciation Rights
            -------------------------

     Subject to the provisions of the Plan, the Board may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

Section 8.  Performance Shares
            ------------------

(a) Subject to the provisions of the Plan, the Board may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. Unless otherwise determined by the Board, the payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Board, on the date the Board determines that the Performance Shares have been earned.

(b) The Board shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Board may from time to time select. During any Cycle, the Board may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Board may determine.

(c) As soon as practicable after the end of a Performance Cycle, the Board shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Board shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.


Section 9.  Restricted Stock
            ----------------

(a) Subject to the provisions of the Plan, the Board may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Corporation and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, if the Corporation holds such certificates, the Corporation shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.


Section 10.  Stock Awards
             ------------

(a) Subject to the provisions of the Plan, the Board may award Stock Awards subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules, if any, as the Board shall determine.

(b) Shares of Common Stock awarded in connection with a Stock Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law. Such shares of Common Stock may be designated as Award Shares by the Board.


Section 11.  Options Granted to Non-Employee Directors
             -----------------------------------------
(a) Unless otherwise determined by the Board, each Eligible Director shall automatically be granted a Nonqualified Option to acquire 10,000 shares of Common Stock effective as of the date he or she is first elected to the Board or, with respect to Eligible Directors serving on the Board as of the Effective Date of the Plan, as of the date of the 1999 Annual Meeting of the Corporation, in each case, the option price for which shall be the Fair Market Value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. Each Nonqualified Option issued pursuant to this Section 11(a) shall become exercisable in 20% installments beginning on January 1 of the first year after the grant date, and on January 1 of each year thereafter, until such option is fully exercisable on January 1 of the fifth year following the grant date.

(b) Unless otherwise determined by the Board, each Eligible Director who has served as a Director for six months shall automatically be granted a Nonqualified Option to acquire 2,500 shares of Common Stock as of January 1 of each year, beginning with a Nonqualified Option granted as of the date of the 1999 Annual Meeting, the option price for which shall be the Fair Market Value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. Each Nonqualified Option granted pursuant to this Section 11(b) may be exercised on and after the date that is six months after the date of grant.

(c) In addition, the Board may provide for such other terms and conditions of the Options granted pursuant to this Section 11 as it may determine in its sole discretion and as shall be set forth in the applicable Option agreements, including, without limitation, acceleration of exercise upon a change of control, termination of the Options, and the effect on such Options of the death, retirement or other termination of service as a director of the option holder. Notwithstanding the foregoing, nothing herein shall preclude the Board from granting Awards to such non-employee directors in addition to, or in substitution for, those provided for in this Section 11.

Section 12.  General Provisions Applicable to Awards
             ---------------------------------------

(a)  Documentation.  Each Award under the Plan shall be evidenced by a written
     -------------
     document delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b)  Securities Laws.  The Participant shall make such representations and
     ---------------
     furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Stock in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of any Stock until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing as the Corporation may consider appropriate. The Corporation may require that prior to the issuance or transfer of Stock, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates of Stock issued hereunder may be legended to reflect such restrictions.

(c)  Board Discretion.  Each type of Award may be made alone, in addition to or
     ----------------
     in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter. Without limiting the foregoing, an Award may be made by the Board, in its discretion, to any 401(k), savings, pension, profit sharing or other similar plan of the Corporation in lieu of or in addition to any cash or other property contributed or to be contributed to such plan.

(d)  Settlement.  The Board shall determine whether Awards are settled in whole
     ----------
     or in part in cash, Common Stock, other securities of the Corporation, Awards, other property or such other methods as the Board may deem appropriate. The Board may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock. If shares of Common Stock are to be used in payment pursuant to an Award and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Participant for at least six months.

(e)  Dividends and Cash Awards.  In the discretion of the Board, any Award under
     -------------------------
     the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and
     (ii) cash payments in lieu of or in addition to an Award.

(f)  Termination of Employment.  The Board shall determine the effect on an
     -------------------------
     Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder. The Board shall have complete discretion, exercisable either at the time the Award is made or at any time while the Award remains outstanding, to accelerate the vesting of any Award or any part of any Award remaining unvested upon the termination of employment of a

     Participant or to extend the period of time for which an Option is to remain exercisable following the termination of employment of a Participant, provided, however, that in no event shall such Option be exercisable after the specified expiration date of such Option.

(g)  Change in Control.  In order to preserve a Participant's rights under an
     -----------------
     Award in the event of a Change in Control of the Corporation, the Board in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award,
     (ii) provide for the purchase of the Award for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Board to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Board may consider equitable and in the best interests of the Corporation, provided that, in the case of an action taken with respect to an outstanding Award, the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Unless otherwise provided in any Award, for purposes hereof a "Change in Control" of the Corporation shall mean: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock"); provided, however, that any acquisition by the Corporation or its subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its subsidiaries of 20% or more of Outstanding Corporation Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock, shall not constitute a Change in Control; or (ii) any transaction which results in the Continuing Directors (as defined in the Certificate of Incorporation of the Corporation) constituting less than a majority of the Board; or (iii) consummation by the Corporation of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, excluding a sale or other disposition of assets to a subsidiary of the Corporation.

(h)  Withholding.  The Corporation shall have the power and the right to deduct
     -----------
     or withhold, or require a Participant to remit to the Corporation an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to an Award or any dividends or other distributions payable with respect thereto.

     In the Board's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Corporation and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i)  Amendment of Award.  The Board may amend, modify or terminate any
     ------------------
     outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonqualified Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(j)  Awards Not Transferable.  Except as otherwise provided by the Board, Awards
     -----------------------
     under the Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution.


Section 13.  Miscellaneous
             -------------

(a)  No Right To Employment.  No person shall have any claim or right to be
     ----------------------
     granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)  No Rights As Shareholder.  Subject to the provisions of the applicable
     ------------------------
     Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c)  Effective Date.  Subject to the approval of the shareholders of the
     --------------
     Corporation, the Plan shall be effective on February 24, 1999 (the "Effective Date"). Prior to such approval, Awards may be made under the Plan expressly subject to such approval. Awards under the Plan may be made for a period of ten years commencing on the Effective Date. The period during which an Award may be exercise may extend beyond that time as provided herein.

(d)  Amendment of Plan.  The Board may amend, suspend or terminate the Plan or
     -----------------
     any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable requirement of the laws of the jurisdiction of incorporation of the Corporation, any applicable tax requirement, any applicable rules or regulation of the Securities and Exchange Commission, including Rule 16(b)- 3 (or any successor rule thereunder), or the rules and regulations of The Nasdaq Stock Market or any other exchange or stock market over which the Corporation's securities are listed.

(e)  Governing Law.  The provisions of the Plan shall be governed by and
     -------------
     interpreted in accordance with the laws of the jurisdiction of incorporation of the Corporation.

(f)  Indemnity.  Neither the Board nor the Committee, nor any members of either,
     ---------
     nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Corporation hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

VIVID TECHNOLOGIES, INC.                PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
10E Commerce Way                                               FEBRUARY 24, 1999
Woburn, MA  01801
(781) 938-7800

The undersigned stockholder of VIVID TECHNOLOGIES, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 20, 1999, and hereby appoints S. David Ellenbogen and Jay A. Stein, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 10E Commerce Way, Woburn, Massachusetts 01801, on Wednesday, February 24, 1999, at 9:00 A.M. local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

1. The election of two (2) Class II directors nominated by the Board of Directors each to hold office until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:


    [_]  FOR all nominees listed below   [_]  WITHHOLD AUTHORITY
         (except as indicated)                to vote for all nominees
                                              listed below

List of Nominees:  L. Paul Bremer III, Gerald Segel

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. The adoption the Company's 1999 Equity Incentive Plan (the "1999 Plan") as approved by the Board of Directors in December 1998.

    [_]  FOR adoption of the 1999 Plan.  [_]  AGAINST adoption of the 1999 Plan.

--------------------------------------------------------------------------------

This proxy is solicited on behalf of the Board of Directors. This proxy will be voted as specified or, where no direction is given, will be voted for the proposals in Items 1 and 2.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.


Dated:                                      1999
      -------------------------------------'

------------------------------------------------

------------------------------------------------

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.